UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Under § 240.14a-12

CANNAE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

CARRONADE CAPITAL MASTER, LP

CARRONADE CAPITAL MANAGEMENT, LP

CARRONADE CAPITAL GP, LLC

CARRONADE CAPITAL MANAGEMENT GP, LLC

DAN GROPPER

MONA ABOELNAGA

BENJAMIN C. DUSTER, IV

DENNIS A. PRIETO

CHÉRIE L. SCHAIBLE

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Carronade Capital Master, LP (“Carronade”), together with the other participants in its solicitation, has filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of Carronade’s slate of four director nominees at the 2025 annual meeting of shareholders (the “Annual Meeting”) of Cannae Holdings, Inc., a Nevada corporation (the “Company”). Carronade has filed a supplement to its definitive proxy statement that includes certain additional information on the Annual Meeting.

Item 1: On November 26, 2025, Carronade issued the following press release:

Leading Independent Proxy Advisory Firm ISS Endorses All Four of Carronade’s Director Nominees for Election at Cannae’s Annual Meeting

ISS Highlights Cannae’s Poor Total Shareholder Return and Operating Performance, Clear Lack of Independence from Bill Foley and Damaging Corporate Governance Deficiencies

Recommends Supporting ALL FOUR of Carronade’s Nominees to “Create an Important Foundation of Independence”

ISS Says “There Is Little Evidence to Suggest That a Board Without a Significant Amount of New, Independent Voices Can Restore Effective Oversight and Prevent Similar Missteps in the Future”

Urges Shareholders to “WITHHOLD” on All Four Cannae Nominees

DARIEN, Conn., November 26, 2025 – Carronade Capital Master, LP (together with its affiliates, “Carronade Capital”, “our” or “we”), which beneficially owns approximately 3.2 million shares of Common Stock of Cannae Holdings, Inc. (NYSE: CNNE) (“Cannae” or the “Company”) and is one of the Company’s top shareholders, today announced that Institutional Shareholder Services Inc. (“ISS”), a leading proxy advisory firm, joins Glass, Lewis & Co., LLC (“Glass Lewis”) in recommending that Cannae shareholders vote “FOR” Mona Aboelnaga, Benjamin Duster, Dennis Prieto and Chérie Schaible and “WITHHOLD” on all four of Cannae’s nominees, Erika Meinhardt, Barry B. Moullet, James B. Stallings, Jr., and Frank P. Willey, on Carronade’s GOLD proxy card in connection with Cannae’s 2025 Annual Meeting of Shareholders to be held on December 12th, 2025.

Carronade is pleased that ISS recognizes the need for meaningful change on Cannae’s Board of Directors amidst the Company’s chronic underperformance and persistent governance failures, and concludes that all four of Carronade’s nominees, Mona Aboelnaga, Benjamin Duster, Dennis Prieto and Chérie Schaible, are “unquestionably independent”, “can restore effective oversight” and possess the “experience and relevant perspectives” needed to help Cannae succeed.

In making its recommendation, ISS noted (bold emphasis added):

•	“The lack of independence from Bill Foley appears to be the most significant contributor to the company’s current predicament. Three of the four targeted directors (Meinhardt, Stallings, and Wiley) have clear ties to Foley, and the fourth (Moullet) has been present for several developments that underpin the case for change. By contrast, the four dissident nominees appear to be unquestionably independent from Foley, and they collectively have outside board experience and relevant perspectives.”
•	“Although the board would continue to be dominated by directors affiliated with Foley, adding these four dissident nominees would nonetheless create an important foundation of independence.”

•	“The most evident and damaging corporate governance deficiency is the board's lack of independence from Bill Foley. Of the 10 independent directors, at least seven are connected to Foley, including three of the four targeted incumbent nominees. In addition, the board has demonstrated a troubling comfort maintaining corporate governance polices and provisions that disenfranchise shareholders, and it has only moved to rectify material issues in the face of activist pressure.”
•	“Since then [late 2017], TSR has deteriorated, and efforts to course correct have been unsuccessful. Notably, the transformation initiated in February 2024 has not been received well by the market. As a result, TSR has been negative and underperformed peers over all measurement periods.”
•	“However, the past five years have ushered in something starkly different: SPAC investments have erased prior gains, TSR has collapsed, and despite various attempts at triage, the situation has not improved. These developments reflect a deeper issue—the board’s clear lack of independence from the company's primary sources of deal flow.”
•	“The most salient characteristic of the board's makeup is its overall lack of independence from Foley. Of the four targeted directors, Meinhardt, Willey, and Stallings have all worked for or alongside of Foley for decades, the former two since the 1980s.”
•	“The company's headline corporate governance framework contains key provisions adverse to the best interests of shareholders.”
•	“The company's choice of governance structure upon its 2024 reincorporation in Nevada is troubling. While the board could have taken the opportunity of reincorporation to address one or more of the above deficiencies, it chose not to. Further, the reincorporation to Nevada allowed the company to delay its annual meeting for up to 18 months from the time of its previous annual meeting, a right that it utilized nearly to the day. CEO Ryan Caswell has defended the company's delay of the AGM as a way to allow shareholders to digest additional facts from the DNB closing in August and the company's share repurchases. This is not a valid justification to delay the vote.”
•	“CNNE invested in a series of SPACs associated with Foley that effectively destroyed momentum, and that ultimately prompted the board to initiate a strategic transformation. These efforts have not been successful, as NAV per share has continued to decline, and management has not been able to narrow the discount to NAV. As if to add insult to injury, shareholders witnessed a rise in management fees as performance stagnated.”
•	“The company’s NAV per share has been declining for several years, even after the announcement of its strategic plan, multiple board and management changes, and the internalization of management. In total, it has decreased more than 30 percent from the first SOTP disclosure.”
•	“In addition, as a member of the nominating and governance committee, Stallings bears more direct responsibility for the various corporate governance deficiencies highlighted above.”

•	“The consequences have been clear: growing shareholder dissatisfaction, an active dissident campaign, and shares trading at a steep discount. Several steps taken since early 2024 appear performative or appear to reflect ulterior motives. The three-year sunset of the MSA resulted in substantial termination and fixed fees disconnected from company performance, while Foley’s transition from his executive role triggered a significant windfall. The pivot to a private-heavy portfolio came at the expense of selling DNB—representing one-third of NAV at the time—below analyst consensus. Even the announced de-staggering of the board is part of a broader pattern of reactive and defensive measures. While it might be possible to craft logical arguments for each decision in isolation, shareholders must recognize that these actions attempt to remedy problems of the company’s own making. There is little evidence to suggest that a board without a significant amount of new, independent voices can restore effective oversight and prevent similar missteps in the future.”

To ensure the election of Carronade’s nominees, it is essential that shareholders follow the recommendations of ISS and Glass Lewis and vote “FOR” Mona Aboelnaga, Benjamin Duster, Dennis Prieto and Chérie Schaible and “WITHHOLD” on Erika Meinhardt, Barry B. Moullet, James B. Stallings, Jr., and Frank P. Willey on Carronade’s GOLD proxy card. Shareholders must cast their votes on or before 11:59 pm Pacific Time on December 11, 2025.

For more information, including voting instructions, please visit ImproveCannae.com.

About Carronade Capital

Carronade Capital Management, LP (“Carronade Capital Management”) is a multi-strategy investment firm based in Darien, Connecticut with approximately $2.7 billion in assets under management that focuses on process driven investments in catalyst-rich situations. Carronade Capital Management, founded in 2019 by industry veteran Dan Gropper, currently employs 17 team members. Carronade Capital was launched on July 1, 2020. Dan Gropper brings with him nearly three decades of special situations credit experience serving in senior roles at distinguished investment firms, including Elliott Management Corporation, Fortress Investment Group and Aurelius Capital Management, LP.

Media Contact:

Paul Caminiti / Jacqueline Zuhse

Reevemark

(212) 433-4600

Carronade@reevemark.com

Investor Contacts:

Andy Taylor / Win Rollins

Carronade Capital Management, LP

(203) 485-0880

ir@carronade.com

Pat McHugh

Okapi Partners LLC

(855) 208-8903

(212) 297-0720

info@okapipartners.com

Disclaimers

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. This press release does not recommend the purchase or sale of a security. There is no assurance or guarantee with respect to the prices at which any securities of Cannae Holdings, Inc. (the "Company") will trade, and such securities may not trade at prices that may be implied herein. In addition, this press release and the discussions and opinions herein are for general information only, and are not intended to provide financial, legal or investment advice. Each shareholder of the Company should independently evaluate the proxy materials and make a decision that aligns with their own financial interests, consulting with their own advisers, as necessary.

This press release contains forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words "expects", "anticipates", "believes", "intends", "estimates", "plans", "will be" and similar expressions. Although Carronade Capital and its affiliates believe that the expectations reflected in forward-looking statements contained herein are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and are generally beyond the control of Carronade or the Company—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. In addition, the foregoing considerations and any other publicly stated risks and uncertainties should be read in conjunction with the risks and cautionary statements discussed or identified in the Company's public filings with the U.S. Securities and Exchange Commission, including those listed under "Risk Factors" in the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q . The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Carronade does not undertake any obligation to update or revise any forward-looking information or statements. Certain information included in this press release is based on data obtained from sources considered to be reliable. Any analyses provided herein is intended to assist the reader in evaluating the matters described herein and may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should not be viewed as factual and should not be relied upon as an accurate prediction of future results. All figures are estimates and, unless required by law, are subject to revision without notice.

Certain of the funds(s) and/or account(s) (“Accounts”) managed by Carronade Capital Management, LP (“Carronade Capital Management”) currently beneficially own shares of the Company. Carronade Capital Management in the business of trading (i.e., buying and selling) securities and intends to continue trading in the securities of the Company. You should assume the Accounts will from time to time sell all or a portion of its holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. Consequently, Carronade Capital Management's beneficial ownership of shares of, and/or economic interest in, the Company may vary over time depending on various factors, with or without regard to Carronade Capital Management's views of the Company's business, prospects, or valuation (including the market price of the Company's shares), including, without limitation, other investment opportunities available to Carronade Capital Management, concentration of positions in the portfolios managed by Carronade Capital Management, conditions in the securities markets, and general economic and industry conditions. Without limiting the generality of the foregoing, in the event of a change in the Company's share price on or following the date hereof, Carronade Capital Management may buy additional shares or sell all or a portion of its Account’s holdings of the Company (including, in each case, by trading in options, puts, calls, swaps, or other derivative instruments relating to the Company’s shares). Carronade Capital Management also reserves the right to change the opinions expressed herein and its intentions with respect to its investment in the Company, and to take any actions with respect to its investment in the Company as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

Additional Information

Carronade Capital Master, LP, together with the other participants in its proxy solicitation (collectively, "Carronade Capital"), has filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of Carronade Capital’s highly-qualified director nominees at the 2025 annual meeting of shareholders of the Company (the “Annual Meeting”). Shareholders are advised to read the proxy statement (including any amendments or supplements thereto) and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Carronade Capital’s proxy solicitation. These materials and other materials filed by Carronade Capital with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Carronade Capital with the SEC are also available, without charge, by directing a request to Carronade Capital’s proxy solicitor, Okapi Partners LLC, at its toll-free number (855) 208-8903 or via email at info@okapipartners.com.

Carronade Capital has neither sought nor obtained consent from any third party to use previously published information in this press release, including any quotes used in this press release.

Item 2: Also on November 26, 2025, Carronade posted the following materials and updates to www.ImproveCannae.com: